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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2015 (February 23, 2015)

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HSBC USA INC.
(Exact name of registrant as specified in its charter)

Commission File Number 1-7436

Maryland	13-2764867
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

452 Fifth Avenue New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (212) 525-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Change in Certifying Accountant.
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As previously reported, at its meeting on February 16, 2015 the Audit Committee of the Board of Directors of HSBC USA Inc. approved the appointment of PricewaterhouseCoopers LLP (“PwC”) to serve as its independent registered public accounting firm for the year ending December 31, 2015. PwC’s appointment will be effective February 24, 2015, for the fiscal year ending December 31, 2015 and for all interim periods therein.

KPMG LLP (”KPMG”) was dismissed as the Company’s independent auditors effective February 23, 2015, after the issuance of its report on the consolidated financial statements as of and for the year ended December 31, 2014 included in the filing of its Form 10-K with the Securities and Exchange Commission. The reports of KPMG issued on the Company’s consolidated financial statements as of December 31, 2014 and 2013 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2014 and 2013 and through February 23, 2015, there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the matter in its reports on our financial statements. During this time, there have been no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

The Company requested that KPMG furnish it with a letter addressed to the Securities and Exchange Commission stating whether KPMG agrees with the above statements. A copy of that letter dated February 23, 2015, is filed as Exhibit 16.1 herewith.

Item 9.01. Financial Statements and Exhibits.
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(d)	Exhibits.
	Exhibit No.	Description
	16.1	Letter from KPMG LLP, dated February 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HSBC USA Inc.

By:

	Name:	/s/ Ian T. Leroni
	Title:	Executive Vice President and Chief Accounting Officer
Date: February 23, 2015

Index to Exhibits

Exhibit No.	Description of Exhibit
16.1	Letter from KPMG LLP, dated February 23, 2015